Exhibit 21.1

LEVITT CORPORATION
Subsidiaries

State of
Subsidiaries of Levitt Corporation	Incorporation
Levitt and Sons, LLC	Florida
Core Communities, LLC	Florida
BankAtlantic Venture Partners 1, LLC	Florida
BankAtlantic Venture Partners 2, LLC	Florida
BankAtlantic Venture Partners 3, LLC	Florida
BankAtlantic Venture Partners 4, LLC	Florida
BankAtlantic Venture Partners 7, Inc.	Florida
BankAtlantic Venture Partners 8, Inc.	Florida
BankAtlantic Venture Partners 9, Inc.	Florida
BankAtlantic Venture Partners 10, Inc.	Florida
BankAtlantic Venture Partners 14, Inc.	Florida
BankAtlantic Venture Partners 15, Inc.	Florida
Levitt Commercial LLC	Florida
Bowden Building Corporation	Tennessee
Cypress Creek Holding, LLC	Delaware

State of
Subsidiaries of Levitt Commercial, LLC	Incorporation
Levitt Commercial Development LLC	Florida
Levitt Commercial High Ridge, LLC	Florida
Levitt Commercial High Ridge II, LLC	Florida
Levitt Commercial Boynton Commerce Center, LLC	Florida
Levitt Commercial Andrews, LLC	Florida
Levitt Village at Victoria Park, LLC	Florida
Levitt Commercial Sawgrass, LLC	Florida

State of
Subsidiaries of Levitt Commercial Development, LLC	Incorporation
Levitt Commercial Construction, LLC	Florida

State of
Subsidiaries of Core Communities, LLC	Incorporation
St. Lucie West Development Company, LLC	Florida
St. Lucie West Realty, LLC	Florida
St. Lucie Farms, LLC	Florida
Lake Charles Development Company, LLC	Florida
Core Commercial Realty, LLC	Florida
Horizons St. Lucie Development, LLC	Florida
Tradition Brewery, LLC	Florida
Somerset Realty, LLC	Florida
Horizons Acquisition 7, LLC	Florida
Tradition Development Company, LLC	Florida
Tradition Village Center, LLC	Florida
Tradition Mortgage, LLC	Florida
Tradition Construction, LLC	Florida
Tradition Irrigation Company, LLC	Florida

LEVITT CORPORATION
Subsidiaries

Tradition Health & Fitness LLC	Florida
Tradition Realty, LLC	Florida
Tradition Title Company, LLC	Florida
Horizons Acquisition 5, LLC	Florida
Tradition Outfitters, LLC	Florida

State of
Subsidiaries of Horizons St. Lucie Development, LLC	Incorporation
Horizons Acquisition 1, LLC	Florida
Horizons Acquisition 3, LLC	Florida
Horizons Acquisition 4, LLC	Florida

State of
Subsidiaries of Levitt and Sons, LLC	Incorporation
Levitt and Sons, Inc.	Florida
Levitt and Sons Incorporated	Delaware
Levitt and Sons of Manatee County, LLC	Florida
Cascades by Levitt and Sons, LLC	Florida
Regency Hills by Levitt and Sons, LLC	Florida
Levitt Homes, LLC	Florida
Levitt Industries, LLC	Florida
Magnolia Lakes by Levitt and Sons, LLC	Florida
Levitt Realty Services, Inc.	Florida
Levitt Realty Services, LLC	Florida
Levitt and Sons at Hunter’s Creek, LLC	Florida
Avalon Park by Levitt and Sons, LLC	Florida
Levitt Construction Corp., East	Florida
Levitt Construction East, LLC	Florida
Levitt Homes Bellaggio Partners, LLC	Florida
Levitt and Sons of Georgia, LLC	Georgia
Levitt and Sons at Tradition, LLC	Florida
Levitt and Sons at Hawk’s Haven, LLC	Florida
Levitt and Sons at World Golf Village, LLC	Florida
Levitt and Sons of Hernando County, LLC	Florida
Levitt and Sons of Lee County, LLC	Florida
Levitt and Sons of Lake County, LLC	Florida
Levitt and Sons of Cherokee County, LLC	Georgia

LEVITT CORPORATION
Subsidiaries

State of
Subsidiaries of Levitt Industries, LLC	Incorporation
Summerport by Levitt and Sons, LLC	Florida
Lev-Brn, LLC	Florida

State of
Subsidiaries of Levitt Homes, LLC	Incorporation
BankAtlantic Venture Partners 5, LLC	Florida
Bellaggio by Levitt and Sons, LLC	Florida
Hampshire Homes, LTD	Maryland
Levitt at Amherst, LLC	Florida
Levitt at Huntington Lakes, LLC	Florida
Levitt at Twin Acres, LLC	Florida
Levitt at Westchester West, LLC	Florida
Levitt at Westchester, LLC	Florida
Levitt Hagen Ranch, LLC	Florida
Levitt Homes at Waters Edge, Inc.	New York
LM Mortgage Company, LLC	Florida
The Villages at Emerald Lakes, LLC	Florida
U.F.C. Title Insurance Agency, LLC	Florida